SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 23, 2002

MEGAPRO TOOLS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-32013	91-2037081

(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5-5492 Production Boulevard, Surrey, British Columbia, Canada V3S 8P5

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (604) 533-1777

Not Applicable

(Former name or former address, if changed since last report)

ITEM 1. AND ITEM 2. Change in Control of Registrant and Acquisition or Disposition of Assets

     On August 23, 2002, Megapro Tools, Inc. (“Megapro”) executed a Stock Purchase Agreement to acquire all of the issued and outstanding shares of Spear & Jackson PLC and its affiliate Bowers Group PLC, owned by USI Mayfair Limited, for a purchase price consisting of 3,543,281 shares of common stock of Megapro and promissory notes in the principal amount of 150,000 pounds (the “Transaction”). A copy of the Stock Purchase Agreement is attached hereto as Exhibit 10.1. The Transaction closed on September 6, 2002.

     Spear & Jackson PLC, based in Sheffield, England is one of the largest and oldest premium tool manufacturers in the UK. Spear and Jackson manufactures and distributes tools, garden tools, metrology equipment, woodworking tools and magnetic equipment. Spear and Jackson sells its products under Spear and Jackson, Neil Tools, Bowers, Robert Sorby, Moore and Wright, Eclipse (Blades), WHS, Tyzack, and Eclipse Magnetics Brands. Spear and Jackson has divisions throughout England, France and Australia, and distributes its products throughout the world.

     Concurrently with the closing of the Transaction and as a condition precedent thereto, Megapro closed a private placement pursuant to which it has agreed to issue 6,005,561 shares of the common stock of Megapro to PNC Tool Holdings, LLC, a Nevada limited liability company (“PNC”) in consideration for $2,000,000 (the “Private Placement”). The shares of common stock are to be issued under the exemption from registration provided by Section 4(2) of the Securities Act. The certificates representing the shares of common stock will be marked with the appropriate restrictive legends. Dennis Crowley is the sole owner of PNC.

     In connection with the closing of the Transaction, certain principal shareholders of Megapro, including Envision Worldwide Products, Ltd., Neil Morgan, and Maria Morgan, have contributed an aggregate of 4,742,820 shares of their common stock of Megapro to the capital of Megapro, and have agreed to a two year lock-up with respect to their remaining 192,480 shares of common stock of Megapro. The shareholders did not receive any consideration in connection with their contribution of shares. The contributed shares of common stock have been deposited with Megapro’s transfer agent for cancellation.

     As a result of the closing of the Transaction and the Private Placement, and upon the effectuation of all post closing matters, Megapro will have 12,011,122 shares of common stock outstanding, 6,005,561 shares of which will be beneficially owned by PNC. The shares to be issued to PNC shall be subject to the terms of a Stockholder’s Agreement and a Registration Rights Agreement, copies of which are attached hereto as Exhibit 10.2 and Exhibit 10.3 respectively.

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     The statements set forth above are qualified by their entirety by reference to the Stock Purchase Agreement, the Stockholders’ Agreement, and the Registration Rights Agreement attached hereto as exhibits 10.1, 10.2, and 10.3 respectively.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits.

Financial Statements as required by Item 7 of Form 8-K shall be filed by amendment to this Form 8-K within the time required.

10.1	Stock Purchase Agreement dated as of August 23, 2002 among USI Mayfair Limited, Megapro Tools, Inc. and S and J Acquisition Corp.

10.2	Stockholders’ Agreement dated as of September 6, 2002, among USI Mayfair Limited, Megapro Tools, Inc., PNC Tool Holdings, LLC, and Dennis Crowley.

10.3	Registration Rights Agreement dated as of September 6, 2002, among USI Mayfair Limited, Megapro Tools, Inc., and PNC Tool Holdings, LLC.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEGAPRO TOOLS, INC.

By: /s/ Dennis Crowley

Name: Dennis Crowley Title: President
DATED: September 9, 2002

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